EXHIBIT 23.1

                  CONSENT OF RICHARD O. WEED TO USE OF OPINION



                                WEED & CO. L.P.
                        4695 MacARTHUR COURT, SUITE 1450
                      NEWPORT BEACH, CALIFORNIA 92660-2164
             TELEPHONE (949) 475-9086    FACSIMILE (949) 475-9087






                                           October 11, 2001

Board of Directors
Global Axcess Corp.
2240 Shelter Island Drive
San Diego, California 92106

         Re:  Form S-8

Gentlemen:

     I hereby consent to the filing of my opinion dated even date herewith as an Exhibit to the Form S-8 Registration Statement to be filed by Global Axcess Corp.

     I further consent to the reference to me and my opinion under the caption "Legal Opinion and Experts" in the Prospectus.

                                           Very truly yours,



                                       /s/ Richard O. Weed
                                       ----------------------
                                           Richard O. Weed

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